UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: April 10, 2017 (March 13, 2017)

JADE GLOBAL HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1825 Ponce de Leon Blvd, Suite 411

Coral Gables, FL 3314

(Address of principal executive offices)

786-323-7900

(Registrant’s telephone number)

Media Analytics Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Definitive Material Agreement

On March 13, 2017, Jade Global Holdings, Inc. (the “Company”) entered into certain stock purchase agreement (the “SPA”) with eleven (11) non-U.S. investors (the “Non-U.S. Investors”), as defined under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S of the Securities Act. In accordance with the SPAS, the Company sold and the Non-U.S. Investors purchased an aggregate of 11,212,516 shares of Company’s common stock $0.0001 par value per share (the “Common Stock”) for an aggregate of $1,033,793.98, or at $0.0922 per share. Pursuant to the SPAs, the Non-U.S. Investors shall receive restricted shares that are subject to Rule 144 of the Securities Act. The SPAs contain customary representations and warranties by the Company and the purchasers.

On March 13, 2017, Jade Global Holdings, Inc. (the “Company”) entered into certain stock purchase agreement (the “EverAsia SPA”) with EverAsia Financial Group, Inc. pursuant to which the Company offered and sold 287,484 shares of Common Stock for $26,499.98, or at $0.0922 per share. Pursuant to the EverAsia SPA, EverAsia Financial Group, Inc. shall receive restricted shares that are subject to Rule 144 of the Securities Act. The SPAs contain customary representations and warranties by the Company and the purchasers.

The foregoing description of the terms of the SPA and EverAsia SPA do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02        Unregistered Sales of Equity Securities

As described in Item 1.01, on March 17, 2017, Company sold a total of 11,212,516 shares of Common Stock to eleven (11) non-U.S. investors, at a price of $0.0922 per share for an aggregate purchase price of $1,033,793.98. The transaction was not registered under the Securities Act and was in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering.

As described in Item 1.01, on March 17, 2017, Company sold 287,484 shares of Common Stock to EverAsia Financial Group, Inc., at a price of $0.0922 per share for an aggregate purchase price of $26,499.98. The transaction was not registered under the Securities Act and was in reliance on an exemption from registration set forth in Section 4(a)(2).

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reverse Stock Split

On March 13, 2017, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the State of Florida (the “Amendment”) to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 20 (the "Reverse Stock Split"). As a result of the Reverse Stock Split, the Company’s issued and outstanding shares of common stock will decrease to approximately 500,032 shares, post-split, from approximately 10,000,629 shares, pre-split. No fractional shares will be issued as a result of the Reverse Stock Split. Fractional shares outstanding after the Reverse Stock Split will be rounded up. When effectuating the Reverse Stock Split, the authorized number of shares of Company’s common stock will remain the same: 25,000,000 shares. As a result, the proportion of shares owned by Company’s stockholders relative to the number of shares authorized for issuance will change. The effective date of the Reverse Stock Split is March 14, 2017. A copy of the Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Name Change

The Company filed a Certificate of Amendment to our Articles of Incorporation with the State of Florida to change our name from “Media Analytics Corporation” to “Jade Global Holdings, Inc.” This name change became effective as of January 31, 2017. The name change, as well as the above-referenced stock split, were approved by the Financial Industry Regulatory Authority (“FINRA”) on March 6, 2017. A copy of the Amendment is filed hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.06        Change in Shell Company Status

As a result of the consummation of the transactions described in Items 1.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

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Item 8.01        Other Events.

Symbol change

The Company filed for a symbol change with FINRA. As of April 3, 2017, the Company’s stock symbol is JADG.

Recent Development

Company is a development stage company and plans to bring the jade market to the masses in the United States. Since our name change from “Media Analytics Corporation” to “Jade Global Holdings, Inc”, Company’s management has been scouting for locations for its first showroom in the state of California and retail spaces in China. Company has engaged with certain marketing consultants in preparation of a product launch campaign. Management has been exploring business opportunities with designers for jewelry lines and working with potential technology service providers to formula the setup of an online jade trading platform.

Item 9.01        Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation dated March 14, 2017
3.2	Certificate of Amendment to Articles of Incorporation dated January 31, 2017
10.1	Form of Stock Purchase Agreement between the Company and Non-U.S. Investors dated March 13, 2017
10.2	Stock Purchase Agreement between the Company and EverAsia Financial Group, Inc. dated March 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JADE GLOBAL HOLDINGS, INC.

Date: April 10, 2017	By:	/s/ Quoqiang Qian
Quoqiang Qian
President, Chief Executive Officer and Director (Principal Executive Officer)

	By:	/s/ Scott J. Silverman
Scott J. Silverman Treasurer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

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